Exhibit 99.1

Livongo Reports Third Quarter Financial Results

•	Third quarter Total Revenue of $46.7 million, up 148% year-over-year

•	207,815 enrolled Livongo for Diabetes Members, up 118% year-over-year

•	2019 revenue guidance range raised to between $168.5 million and $169.0 million

Mountain View, CA - November 6, 2019 - Livongo Health, Inc. (NASDAQ: LVGO), a leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced financial results for its third quarter ended September 30, 2019.

“We continue to the drive adoption of our Applied Health Signals platform beyond commercial and into the government and fully insured markets,” said Zane Burke, Chief Executive Officer of Livongo. “In addition to being awarded our largest contract in history to bring Livongo for Diabetes to eligible members covered by the Federal Employees Health Benefits Program (FEHBP), we expanded our relationship with Blue Cross and Blue Shield Kansas City to its fully insured book of business, furthering our momentum in the fully insured market.”

Third Quarter Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue for the quarter was $46.7 million, up 148% year-over-year, driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 73.9% and non-GAAP gross margin of 75.0%.

•
Net Loss: GAAP net loss of $19.7 million, and net loss per share attributable to common stockholders of ($0.27) on a diluted basis; and non-GAAP net loss of $3.4 million, and non-GAAP net loss per share attributable to common stockholders of ($0.05) on a diluted basis.

•	Adjusted EBITDA: ($3.9) million in the third quarter of 2019.

“Livongo is focused on serving the whole person across multiple chronic conditions by seamlessly combining connected technology, actionable data science, and always available human monitoring and care on our platform,” said Livongo President, Dr. Jennifer Schneider, MD., M.S. “Simply put, we make it easier for our Members to stay healthy.”

Third Quarter Fiscal 2019 Client and Member Metrics:

•	207,815 enrolled Livongo for Diabetes Members, up approximately 118% year-over-year.

•	771 Clients, up 121% year-over-year.

•
Estimated Value of Agreements of $85.5 million, up from $62.3 million in the third quarter of 2018. This represents the estimated value of agreements signed in the quarter and was previously referred to as the Total Contract Value (TCV) in Livongo's previous filings with the Securities and Exchange Commission. It consists of agreements entered into with new clients or expansion opportunities entered into with existing clients.

“We are pleased with our third quarter performance,” commented Lee Shapiro, Livongo’s Chief Financial Officer. “We continue to see rapid year-over-year revenue and member growth while we further extend into new markets as well as expand Client adoption of multiple solutions.”

Fourth Quarter and Fiscal 2019 Outlook

•	For the fourth quarter, the company expects revenue in the range of $49.0 million and $49.5 million, and adjusted EBITDA in the range of ($5.5) million and ($5.0) million.

•	For 2019, the company expects revenue in the range of $168.5 million and $169.0 million, and adjusted EBITDA in the range of ($26.7) million and ($26.1) million.

The revenue and adjusted EBITDA outlook provided above assume revenue and results are recognized under the current accounting guidance under ASC 605 Revenue Recognition. When we begin to report revenue and results under ASC 606 Revenue from Contracts with Customers, which will commence with our Annual Report on Form 10-K for the year ended December 31, 2019, we plan to provide a reconciliation under both methods of revenue recognition.

Additional information on Livongo's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, are included in the financial tables below.

The forward-looking non-GAAP financial measure contained in the section titled "Fourth Quarter and Fiscal 2019 Outlook" excludes (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) change in fair value of contingent consideration, (vi) other income, net, and (vii) provision for (benefit from) income taxes. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Quarterly Conference Call

The third quarter 2019 earnings conference call and webcast will be held Wednesday, November 6, 2019, at 4:30 p.m. Eastern Time. Livongo management will host the call, followed by a question and answer session. All interested parties may dial 270-215-9499 and reference “Livongo” to listen to the quarterly conference call. Participants may join the webcast here. A replay of the call will be available via webcast for on-demand listening shortly after completion of the call on the Investor Relations section of the company’s website, www.livongo.com, and will remain available for approximately 90 days. To assist with the financial portion of this earnings call supplemental slides can be found on our investor relations website.

About Livongo

Livongo offers a whole person platform that empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, pre-diabetes, and behavioral health. Livongo pioneered the new category of Applied Health Signals to silence noisy healthcare. Our team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized and timely health signals. The Livongo approach has demonstrated that it can deliver better clinical and financial outcomes while creating a different and better experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Livongo’s ability to grow and expand its platform, including into the government and fully insured markets, number of clients and number of members, anticipated enrollment rates, the success of Livongo’s new partnerships and integrations and the expansion of Livongo's existing relationships, the adoption of Livongo’s solutions and the expansion of multi-product adoption, anticipated growth in revenue, and Livongo’s future financial and operating performance, including its outlook and guidance for the fourth quarter and full year 2019. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding Livongo’s ability to retain clients and sell additional solutions to new and existing clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 25, 2019 and in Livongo’s Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

Alex Hughes, CFA
Investor-relations@livongo.com
650-413-9528

Media Contact:

John Hallock
press@livongo.com
617-615-7712

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$349,820	$108,928
Short-term investment	50,000	—
Accounts receivable, net of allowance for doubtful accounts of $1,552 and $575 as of September 30, 2019 and December 31, 2018, respectively	40,901	16,623
Inventories	21,274	8,934
Deferred costs, current	12,223	6,022
Prepaid expenses and other current assets	9,350	4,935
Total current assets	483,568	145,442
Property and equipment, net	8,975	5,837
Restricted cash, noncurrent	1,270	179
Goodwill	35,794	15,709
Intangible assets, net	17,165	5,154
Deferred costs, noncurrent	4,586	2,447
Other noncurrent assets	3,547	5,485
TOTAL ASSETS	$554,905	$180,253
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,636	$6,377
Accrued expenses and other current liabilities	28,803	16,152
Deferred revenue, current	3,909	1,614
Advance payments from partner, current	1,767	293
Total current liabilities	42,115	24,436
Deferred revenue, noncurrent	670	437
Advance payment from partner, noncurrent	7,754	6,432
Other noncurrent liabilities	3,040	3,825
TOTAL LIABILITIES	53,579	35,130
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.001 per share	—	236,929
Stockholders’ equity (deficit):
Preferred stock, par value of $0.001 per share	—	—
Common stock, par value of $0.001 per share	94	18
Additional paid-in capital	663,761	21,789
Accumulated deficit	(162,529)	(113,613)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	501,326	(91,806)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$554,905	$180,253

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$46,658	$18,782	$119,605	$47,225
Cost of revenue(1)(2)	12,199	5,558	35,222	13,371
Gross profit	34,459	13,224	84,383	33,854
Operating expenses:
Research and development(1)	17,794	6,804	37,079	16,485
Sales and marketing(1)(2)	23,543	11,026	56,644	24,392
General and administrative(1)(3)	14,182	6,408	41,998	14,848
Change in fair value of contingent consideration	55	—	1,011	—
Total operating expenses	55,574	24,238	136,732	55,725
Loss from operations	(21,115)	(11,014)	(52,349)	(21,871)
Other income, net	1,409	505	2,056	970
Loss before provision for income taxes	(19,706)	(10,509)	(50,293)	(20,901)
Provision for (benefit from) income taxes	6	7	(1,377)	21
Net loss	$(19,712)	$(10,516)	$(48,916)	$(20,922)
Accretion of redeemable convertible preferred stock	(13)	(42)	(96)	(119)
Net loss attributable to common stockholders	$(19,725)	$(10,558)	$(49,012)	$(21,041)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.64)	$(1.34)	$(1.29)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(4)	72,197	16,538	36,636	16,328
______________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Cost of revenue	$94	$6	$106	$10
Research and development	5,460	381	6,312	971
Sales and marketing	5,172	205	5,616	689
General and administrative	4,854	689	13,693	1,302
Total stock-based compensation expense	$15,580	$1,281	$25,727	$2,972
______________

(2)	Includes amortization of intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Cost of revenue	$420	$100	$1,100	$192
Sales and marketing	276	96	789	176
Total amortization of intangible assets	$696	$196	$1,889	$368
______________

(3)	Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

General and administrative	$11	$—	$236	$241
Total acquisition-related expenses	$11	$—	$236	$241

______________

(4)
For the three and nine months ended September 30, 2019, the weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted, include the weighted-average outstanding shares for the following common stock issued in connection with our IPO in July 2019: (i) all shares of redeemable convertible preferred stock then outstanding, totaling 58,615 shares, were automatically converted into an equivalent number of shares of common stock on a one-to-one basis and (ii) we sold 14,590 shares of our common stock at an offering price of $28.00 per share, including 1,903 shares of common stock pursuant to the exercise in full of the underwriters' option to purchase additional shares.

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(48,916)	$(20,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,312	810
Amortization of intangible assets	1,889	368
Change in fair value of contingent consideration	1,011	—
Allowance for doubtful accounts	501	64
Stock-based compensation expense	25,727	2,972
Deferred income taxes	(1,396)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable, net	(23,441)	(7,499)
Inventories	(12,340)	(700)
Deferred costs	(8,340)	(3,153)
Prepaid expenses and other assets	(4,052)	(422)
Accounts payable	1,041	1,648
Accrued expenses and other liabilities	6,547	5,072
Deferred revenue	1,128	419
Advance payments from partner	2,796	(174)
Net cash used in operating activities	(55,533)	(21,517)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,334)	(625)
Capitalized internal-use software costs	(3,558)	(2,323)
Purchase of short-term investment	(50,000)	—
Acquisitions, net of cash acquired	(27,435)	(12,268)
Escrow deposit	434	(7,000)
Net cash used in investing activities	(81,893)	(22,216)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon initial public offering, net of issuance costs	377,953	—
Proceeds from exercise of stock options, net of repurchases	1,959	412
Proceeds from exercise of common stock warrants	60	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	104,750
Payment of deferred purchase consideration	—	(2,000)
Taxes paid related to net share settlement of equity awards	(563)	—
Net cash provided by financing activities	379,409	103,162
Net increase in cash, cash equivalents, and restricted cash	241,983	59,429
Cash, cash equivalents, and restricted cash, beginning of period	109,107	61,523
Cash, cash equivalents, and restricted cash, end of period	$351,090	$120,952
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$349,820	$120,672
Restricted cash	1,270	280
Total cash, cash equivalents, and restricted cash, end of period	$351,090	$120,952

About Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. In particular, we believe that the use of adjusted gross profit, adjusted gross margin, and adjusted EBITDA is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Net Loss

We define non-GAAP net loss as net loss less (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) acquisition related expenses, (iv) change in fair value of contingent consideration, and (v) tax impact. Non-GAAP net loss is used by our management to understand and evaluate our operating performance and trends. We believe that non-GAAP net loss is helpful in providing useful information about our operating results because it eliminates the effect of items that are unrelated to overall performance, but non-GAAP net loss is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended September 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$12,199	$(94)	$(420)	$—	$—	$—	$11,685
Gross profit	$34,459	$94	$420	$—	$—	$—	$34,973
Gross margin	73.9%						75.0%
Research and development	$17,794	$(5,460)	$—	$—	$—	$—	$12,334
Sales and marketing	$23,543	$(5,172)	$(276)	$—	$—	$—	$18,095
General and administrative	$14,182	$(4,854)	$—	$(11)	$—	$—	$9,317
Change in fair value of contingent consideration	$55	$—	$—	$—	$(55)	$—	$—
Total operating expenses	$55,574	$(15,486)	$(276)	$(11)	$(55)	$—	$39,746
Loss from operations	$(21,115)	$15,580	$696	$11	$55	$—	$(4,773)
Loss before provision for income taxes	$(19,706)	$15,580	$696	$11	$55	$—	$(3,364)
Net loss	$(19,712)	$15,580	$696	$11	$55	$—	$(3,370)
Net loss attributable to common stockholders	$(19,725)	$15,580	$696	$11	$55	$—	$(3,383)
Net loss per share attributable to common stockholders, diluted	$(0.27)						$(0.05)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	72,197						72,197

	Three Months Ended September 30, 2018
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$5,558	$(6)	$(100)	$—	$—	$—	$5,452
Gross profit	$13,224	$6	$100	$—	$—	$—	$13,330
Gross margin	70.4%						71.0%
Research and development	$6,804	$(381)	$—	$—	$—	$—	$6,423
Sales and marketing	$11,026	$(205)	$(96)	$—	$—	$—	$10,725
General and administrative	$6,408	$(689)	$—	$—	$—	$—	$5,719
Total operating expenses	$24,238	$(1,275)	$(96)	$—	$—	$—	$22,867
Loss from operations	$(11,014)	$1,281	$196	$—	$—	$—	$(9,537)
Loss before provision for income taxes	$(10,509)	$1,281	$196	$—	$—	$—	$(9,032)
Net loss	$(10,516)	$1,281	$196	$—	$—	$—	$(9,039)
Net loss attributable to common stockholders	$(10,558)	$1,281	$196	$—	$—	$—	$(9,081)
Net loss per share attributable to common stockholders, diluted	$(0.64)						$(0.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	16,538						16,538

	Nine Months Ended September 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$35,222	$(106)	$(1,100)	$—	$—	$—	$34,016
Gross profit	$84,383	$106	$1,100	$—	$—	$—	$85,589
Gross margin	70.6%						71.6%
Research and development	$37,079	$(6,312)	$—	$—	$—	$—	$30,767
Sales and marketing	$56,644	$(5,616)	$(789)	$—	$—	$—	$50,239
General and administrative	$41,998	$(13,693)	$—	$(236)	$—	$—	$28,069
Change in fair value of contingent consideration	$1,011	$—	$—	$—	$(1,011)	$—	$—
Total operating expenses	$136,732	$(25,621)	$(789)	$(236)	$(1,011)	$—	$109,075
Loss from operations	$(52,349)	$25,727	$1,889	$236	$1,011	$—	$(23,486)
Loss before provision for income taxes	$(50,293)	$25,727	$1,889	$236	$1,011	$—	$(21,430)
Provision for (benefit from) income taxes	$(1,377)	$—	$—	$—	$—	$1,396	$19
Net loss	$(48,916)	$25,727	$1,889	$236	$1,011	$(1,396)	$(21,449)
Net loss attributable to common stockholders	$(49,012)	$25,727	$1,889	$236	$1,011	$(1,396)	$(21,545)
Net loss per share attributable to common stockholders, diluted	$(1.34)						$(0.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	36,636						36,636

	Nine Months Ended September 30, 2018
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$13,371	$(10)	$(192)	$—	$—	$—	$13,169
Gross profit	$33,854	$10	$192	$—	$—	$—	$34,056
Gross margin	71.7%						72.1%
Research and development	$16,485	$(971)	$—	$—	$—	$—	$15,514
Sales and marketing	$24,392	$(689)	$(176)	$—	$—	$—	$23,527
General and administrative	$14,848	$(1,302)	$—	$(241)	$—	$—	$13,305
Total operating expenses	$55,725	$(2,962)	$(176)	$(241)	$—	$—	$52,346
Loss from operations	$(21,871)	$2,972	$368	$241	$—	$—	$(18,290)
Loss before provision for income taxes	$(20,901)	$2,972	$368	$241	$—	$—	$(17,320)
Net loss	$(20,922)	$2,972	$368	$241	$—	$—	$(17,341)
Net loss attributable to common stockholders	$(21,041)	$2,972	$368	$241	$—	$—	$(17,460)
Net loss per share attributable to common stockholders, diluted	$(1.29)						$(1.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	16,328						16,328

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted gross profit and adjusted gross margin are key performance measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, excluding stock-based compensation expense and amortization of intangible assets. We define adjusted gross margin as our adjusted gross profit divided by our revenue. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of stock-based compensation and amortization of intangible assets from period-to-period as factors unrelated to overall operating performance. The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(dollars in thousands)
Gross profit	$34,459	$13,224	$84,383	$33,854
Add:
Stock-based compensation expense	94	6	106	10
Amortization of intangible assets	420	100	1,100	192
Adjusted gross profit	$34,973	$13,330	$85,589	$34,056
Adjusted gross margin (as a percentage of revenue)	75.0%	71.0%	71.6%	72.1%
Adjusted EBITDA
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) change in fair value of contingent consideration, (vi) other income, net, and (vii) provision for (benefit from) income taxes.
The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(19,712)	$(10,516)	$(48,916)	$(20,922)
Add:
Depreciation and amortization(1)	862	338	2,312	810
Amortization of intangible assets	696	196	1,889	368
Stock-based compensation expense	15,580	1,281	25,727	2,972
Acquisition-related expenses(2)	11	—	236	241
Change in fair value of contingent consideration	55	—	1,011	—
Other income, net(3)	(1,409)	(505)	(2,056)	(970)
Provision for (benefit from) income taxes	6	7	(1,377)	21
Adjusted EBITDA	$(3,911)	$(9,199)	$(21,174)	$(17,480)
______________

(1)	Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs.

(2)	Acquisition-related expenses consist primarily of transaction and transition related fees and expenses, including legal, accounting, and other professional fees.

(3)	Other income, net includes interest income, interest expense, and other income (expense).

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Key Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business.
Our key metrics are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(dollars in thousands)
Clients	771	349	771	349
Enrolled Diabetes Members	207,815	95,308	207,815	95,308
Estimated Value of Agreements(1)	$85,534	$62,283	$207,831	$98,368

(1)	Previously referred to as total contract value
Clients. We define our clients as business entities that have at least one active paid contract with us at the end of a particular period. Entities that access our platform through our channel partners, PBMs, and resellers are counted as individual clients. We do not count our channel partners, PBMs, or resellers as clients, unless they also separately have active paid contracts for our solutions. If business units or subsidiaries of the same entity enter into separate agreements with us, they are counted as separate clients. However, entities that have purchased multiple solutions through different contracts are treated as a single client.
Enrolled Diabetes Members. We believe our ability to grow the number of enrolled diabetes members is an indicator of penetration of our flagship solution, Livongo for Diabetes. We define our enrolled diabetes members as all individuals that are enrolled in Livongo for Diabetes at the end of a given period. This number excludes: (i) employees or dependents of a client that has ceased using our solution, (ii) employees who no longer have an employment relationship with an active client, and their dependents, and (iii) employees and dependents who have not been active on or used our solution for a period of time as specified in the applicable client’s agreement, which is typically between four and six months. Enrolled Diabetes Members as of September 30, 2019 excludes our agreement to provide the Livongo for Diabetes solution to eligible members covered by the Federal Employees Health Benefits Program, or the FEHBP Agreement, that still required budget authorization as of September 30, 2019, but that would give us a meaningful contribution to our 2020 and 2021 Livongo for Diabetes members. The FEHBP Agreement received budgetary authorization in October 2019. We expect that the impact of the FEHBP Agreement will likely be approximately 25,000 enrolled members during 2020, increasing to a total of 45,000 by the end of 2021.
Estimated Value of Agreements. This represents the estimated value of agreements signed in the quarter and was previously referred to as the Total Contract Value (TCV) in Livongo’s previous filings with the Securities and Exchange Commission. Estimated value of agreements includes agreements entered into with new clients or expansion opportunities entered into with existing clients. Estimated Value of Agreements is helpful in evaluating our business because it provides a means of evaluating future performance based on the estimated value of contracts entered into during a given period. Our new client subscriptions typically have a term of one to three years, and we generally invoice our clients in monthly installments at the end of each month in the subscription period based on the number of members in such month who were active on or used our solution within a certain period of time, as specified in the applicable client’s agreement. We define estimated value of agreements as contractually committed orders to be invoiced under agreements initially entered into during the relevant period. Agreements are only counted in estimated value of agreements in the period in which they are entered into, and for purposes of this calculation, we assume an average member enrollment rate. While some of our agreements include clauses providing for termination at the convenience of the client, when evaluating estimated value of agreements, we assume an agreement will be serviced for the full term. Until such time as these amounts are invoiced, which occurs at the end of each month of service, they are not recorded in revenue, deferred revenue, or elsewhere in our consolidated financial statements. Estimated value of agreements for the quarter ended June 30, 2019 included the FEHBP Agreement, which as of June 30, 2019 had been signed but still subject to budget authorization. Following final approval and receipt of additional information, we expected enrolled diabetes members to be higher than originally anticipated, approximately 25,000 Livongo for Diabetes Members during 2020, increasing to 45,000 by the end of 2021. As a result, for purposes of calculating the estimated value of agreements for this client we are including the expansion of the original contract in estimated value of agreements for the quarter ended September 30, 2019.